UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549

                            FORM S-8

                  REGISTRATION STATEMENT UNDER
                   THE SECURITIES ACT OF 1933



                  KIWI NETWORK SOLUTIONS, INC.
            F/K/A KOALA INTERNATIONAL WIRELESS, INC.
     ------------------------------------------------------
     (Exact name of registrant as specified in its charter)

        Nevada                                76-0616468
 ------------------------              ------------------------
 (State of Incorporation)              (I.R.S. Employer ID No.)

 2929 East Commercial Blvd. Suite 610, Ft. Lauderdale, FL  33308
 ---------------------------------------------------------------
  (Address of Principal Executive Offices)         (  Zip Code)


           2004(A) Consultant Stock Compensation Plan
           ------------------------------------------
                    (Full title of the Plan)

                        Robert C. Hackney
         Robert C. Hackney Professional Limited Company
                 11891 U.S. Highway 1, Suite 100
                   North Palm Beach, FL 33408
             ---------------------------------------
             (Name and address of agent for service)

                         (561) 776-8600
  -------------------------------------------------------------
  (Telephone number, including area code, of agent for service)

                 Calculation of Registration Fee
                 -------------------------------

Title of         Maximum        Proposed     Proposed     Amount of
Securities        Amount        Maximum      Aggregate    Registration
to be             to be         Offering     Offering     Fee
Registered      Registered      Price Per    Price
                                Share (1)
Common Stock,   12,100,000       $0.10       $1,210,000   $  153.31
Par Value
$0.001

(1) Estimated solely for purposes of calculating the filing fees and calculated pursuant to Rule 457(c) under the Securities Act of 1933, as amended (the "Securities Act") based upon the average of the bid and asked price as of February 10, 2004.

                         Part I

Information Required in the Section 10(a) Prospectus

Item 1. Plan Information

      The Company is offering shares of its common stock to various consultants for services performed on the Company's behalf. This issuance of shares is being made pursuant to its
2004(A) Consultant Stock Compensation Plan (the "Plan") adopted by the Board of Directors on February 10, 2004, and the Independent Contractor/Consultant Agreements executed pursuant thereto. The Board has equated this number of shares to the value of the services provided or to be provided by these employees. The Common Stock is not subject to any restriction on transferability. The shares issued hereunder will not be subject to any resale restrictions.


Recipients of shares (other than persons who are affiliates of the Company within the meaning of the Securities Act of 1933, the "Act"), may sell all or part of the shares in any way permitted by law including sales in the over-the-counter market at prices prevailing at the time of such sale. Shares registered hereunder are being sold only to non-affiliates of the Company. An affiliate is, summarily, any director, executive officer or controlling shareholder of the Company. The affiliates of the Company may become subject to Section 16(b) of the Securities Exchange Act of 1934 as amended (the Exchange Act) which would limit their discretion in transferring the shares acquired in the Company. If the individual who is not now an affiliate becomes an affiliate of the Company in the future, he would then be subject to Section I(b) of the Exchange Act

Item 2.   Registrant   Information  and  Employee   Plan   Annual
          Information

      The participants shall be provided a written statement notifying them that upon written or oral request they will be provided, without charge, (i) the documents incorporated by reference in Item 3 of Part II of the registration statement, and (ii) other documents required to be delivered pursuant to Rule 428(b). The statement will inform the participants that these documents are incorporated by reference in the Section
10(a) prospectus, and shall include the address (giving title or department) and telephone number to which the request is to be directed.

                          Part II


Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference.

     The following are hereby incorporated by reference:

1.   The   Registrant's   registration statement  on  Form  10-SB
     filed with the Commission  on  March  22,  2001;

2.   The  Registrant's annual report for the year ended September
     30, 2003 filed with the Commission on January 22, 2004;

3.   All  other  reports  filed  by the  Registrant  pursuant  to
     Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the effective date of its Form 10-SB; and

4.   The    description   of   the   Registrant's   Common  Stock
     contained in the Registrant's  registration  statement  on  Form
     10-SB  filed under the Exchange  Act  on  March  22,   2001,
     including any amendment or report filed for the purpose of updating such description.

5.   All   documents   filed   with  the   Commission   by  the
     Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, are deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of filing of such documents.

6. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document modifies or supersedes such first statement. Any such statement so modified or superseded shall not be deemed, except as so
     modified  or  superseded, to constitute  a  part   of   this
     Registration  Statement.


Item 4. Description of Securities.

      No  description of the class of securities (i.e. the  $.001 par value Common Stock) is required under this item because the Common Stock is registered under Section 12 of the Exchange Act.

Item 5. Interest of Named Experts and Counsel.

     Not applicable,

Item 6. Indemnification of Directors and Officers.

      As authorized by Section 78.751 of the Nevada General Corporation Law, the Registrant may indemnify its officers and directors against expenses incurred by such persons in connection with any threatened, pending or completed action, suit or proceedings, whether civil, criminal, administrative or investigative, involving such persons in their capacities as officers and directors, so long as such persons acted in good faith and in a manner which they reasonably believed to be in the Registrant's best interests. If the legal proceeding, however, is by or in the Registrant's right, the director or officer may not be indemnified in respect of any claim, issue or matter as to which he is adjudged to be liable for negligence or misconduct in the performance of his duty to the Registrant unless a court determines otherwise.

      Under Nevada law, corporations may also purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director or officer (or is serving at the request of the corporation as a director or officer of another corporation) for any liability asserted against such person and any expenses incurred by him in his capacity as a director or officer. These financial arrangements may include trust funds, self-insurance programs, guarantees and insurance policies.

      The Registrant's articles of incorporation, as amended, provide that its directors or officers shall not be personally liable to the Registrant or any of its stockholders for damages resulting from breaches of fiduciary duty as a director or officer for acts or omissions, except for damages resulting from acts or omissions which involve intentional misconduct, fraud, a knowing violation of law, or the payment of dividends in violation of the Nevada Revised Statutes.

      The Registrant's bylaws provide for the indemnification of officers and directors to the fullest extent possible under Nevada Law, against expenses (including attorney's fees), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the Registrant. The Registrant is also granted the power, to the maximum extent and in the manner permitted by the Nevada
Revised Statutes, to indemnify each of its employees and agents (other than directors and officers) against expenses (including attorneys' fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was the Registrant's agent.


Item 7. Exemption from Registration Claimed.

     Not applicable.

Item 8. Exhibits.

5.1.         Opinion of Robert C. Hackney Professional Limited
             Company
10.1         2004(A) Consultant Stock Compensation Plan
10.2         Form of Independent Contractor/Consulting Agreement
23.3         Consent of Robert C. Hackney Professional Limited
             Company (see Exhibit 5.1)
24.          Power of Attorney (included on signature page)


Item 9. Undertakings.

     The registrant makes the following undertakings:

A.   (i)    To file, during any period in which offers or
            sales are being made, a post-effective amendment to this registration statement:

     (ii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     (iii) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (iv) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore, unenforceable. In the event that indemnification is permitted to directors, officers and controlling personas of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of the expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities of such corporation it is the opinion of the SEC that any such indemnification is against public policy.

                           SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ft. Lauderdale, Florida on February 10, 2004.

KIWI NETWORK SOLUTIONS, INC.

/S/Bradley Wilson
------------------------------
By:  Bradley Wilson
Its:  President

                       POWER OF ATTORNEY

      KNOW   ALL   PERSONS  BY  THESE PRESENTS, that each  person
whose signature appears below constitutes and appoints Bradley Wilson, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-8 of KIWI Network Solutions, Inc., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, grant unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant   to  the  requirements of the Securities Act  of  1933,
this registration statement has been signed by the following persons in the capacities and on the dates stated.

Signature                          Title                 Date


/s/ Brad  Wilson
----------------------------
Brad Wilson                        President/Director    February 10, 2004


                            5



/s/  Derek Pepler
-----------------------------
Derek Pepler                       Director              February 10, 2004



/s/  Lorne Catling
-----------------------------
Lorne Catling                      Director              February 10, 2004


/s/ David Dean Tews
-----------------------------
David Dean Tews                    Director              February 10, 2004


/s/ Richard L. Rumpf
-----------------------------
Richard L. Rumpf                   Director              February 10, 2004



                          EXHIBIT INDEX
                          -------------

Exhibit Number               Description


    5.1             Opinion of Robert C.  Hackney
                    Professional Limited Company
   10.1             2004(A) Consultant Stock Compensation Plan
   10.2             Form of Independent Contractor/Consulting Agreement
   23.3 Consent of Robert C. Hackney Professional Limited Company (see Exhibit 5.1)
   24.              Power of Attorney (included on signature page)





                            6



                        AFFIDAVIT

      I,  Bradley  Wilson, president of KIWI  Network  Solutions,
Inc., a corporation organized and existing under the laws of the State of Nevada, (the "Company"), do hereby certify that:

      1. I have thoroughly examined and fully understand the S-8 Registration Statement prepared on behalf of the Company and dated February 10, 2004, (the "Registration Statement") which registers shares of Common Stock of the Company.

      2. I have read and fully understand the provisions related to use of Form S-8 and believe that such form is available for registration of common stock of the Company.

      3. The Registration Statement does not include any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. All statements of material fact contained in the Registration Statement are true, correct and complete.

      5.    The    Consultants/Advisors    whose    shares    are
registered   on the S-8  will provide bona fide services  to  the
Company.

      6.  The Consultants and Advisors are natural persons.

      7. The services provided by the Consultants and Advisors are not in connection with the offer or sale of securities in a capital-raising transaction, and do not directly or indirectly promote or maintain a market for the Company's securities.

      8.   To  the  best  of my knowledge, the  Securities  being
registered  on the S-8 are not being  issued to the   Consultants
as a conduit for distributing the Securities to the general public.

      9.   The  Company and/or it's Officers and Directors   will
not receive,  directly or  indirectly  and have no  agreement  to
receive   any   proceeds   from the Consultants'  resale  of  the
Securities registered on the S-8 .

     10.   The Company  and/or it's Officers and Directors   will
not control or direct the resale of the securities being issued to the Consultants and registered on the S-8.



                                 /s/ Bradley Wilson
                                 --------------------------------
                             By: Bradley Wilson, President